UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 20, 2011

BTU International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-17297	04-2781248
(Commission File Number)	(IRS Employer Identification No.)

23 Esquire Road, N. Billerica, Massachusetts	01862
(Address of Principal Executive Offices)	(Zip Code)

(978) 667-4111

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of BTU International, Inc. (the “Company”) was held in North Billerica, Massachusetts on May 20, 2011. At that meeting, the stockholders considered and acted upon the following proposals:

1. The Election of Directors. By the vote reflected below, the stockholders elected the following individuals to serve as directors until the 2012 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified:

	Votes For	Votes Withheld	Broker Non-Votes
Paul J. van der Wansem	7,169,376	118,576	1,665,959
Joseph F. Wrinn	7,036,554	251,398	1,665,959
John E. Beard	7,162,149	125,803	1,665,959
G. Mead Wyman	7,036,028	251,924	1,665,959
J. Samuel Parkhill	7,032,454	255,498	1,665,959
Bertrand Loy	7,170,741	117,211	1,665,959

2. The Approval of an Amendment to the 2003 Equity Incentive Plan. The stockholders voted to approve an amendment to the 2003 Equity Incentive Plan. 5,996,898 shares voted for the proposal; 1,286,382 shares voted against the proposal; and 4,672 shares abstained from voting on the proposal. There were 1,665,959 broker non-votes on the proposal.

3. The Ratification of the Selection of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Current Fiscal Year. The stockholders voted to ratify the selection of KPMG LLP as BTU International, Inc.’s independent registered public accounting firm for the current fiscal year. 8,908,796 shares voted for the proposal; 37,422 shares voted against the proposal; and 7,693 shares abstained from voting on the proposal. There were no broker non-votes on the proposal.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2011

By:	/s/ Peter J. Tallian
	Name:	Peter J. Tallian
	Title:	Chief Financial Officer